UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2026

Galaxy Gaming, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30653	20-8143439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Cameron Street Suite 305 Las Vegas, Nevada 89118

(Address of principal executive offices)

(702) 939-3254

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2026, Galaxy Gaming, Inc. (the “Company”) entered into an amendment (the “Second Amendment”) to its Credit Agreement dated as of January 6, 2025 between the Company and BMO Bank N.A., a national banking association, as amended by that certain First Amendment to Loan Documents dated as of July 24, 2026 (as amended, the “Credit Agreement”).

The Second Amendment, among other things, (i) increases the annual capital expenditure limitation imposed upon the Company and any of its Subsidiaries, up to no more than ten percent (10%) of the prior year’s net revenue per annum and (ii) approves a one-time EBITDA addback in the amount of $505,361.00 solely for purposes of determining compliance with certain financial ratios set forth in the Credit Agreement.

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance

Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

Exhibit No. Description

10.1 Second Amendment to Loan Documents dated as of September 23, 2026, by and between Galaxy Gaming, Inc. and BMO Bank N.A.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2026

GALAXY GAMING, INC.

By: /s/ Steven Kopjo

Steven Kopjo

Chief Financial Officer